Exhibit 99.1

NEWS RELEASE

Contacts:
MSC Income Fund, Inc.
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Cory E. Gilbert, CFO, cgilbert@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MSC Income Fund Announces First Quarter 2027 Regular Monthly
Dividends and Supplemental Dividend Payable in March 2027
Regular Monthly Dividends of $0.11 Per Share for each of January, February and March
2027
Supplemental Dividend of $0.03 Per Share Payable in March 2027
HOUSTON, November 5, 2026 – MSC Income Fund, Inc. (NYSE: MSIF) (the “Fund”) is
pleased to announce that its Board of Directors declared regular monthly cash dividends of $0.11 per share for each of January, February and March 2027. These monthly dividends, which will be payable pursuant to the table below, total $0.33 per share for the first quarter of 2027.
Summary of First Quarter 2027 Regular Monthly Dividends

Declared	Ex-Dividend Date	Record Date	Payment Date	Amount Per Share
11/4/2026	12/31/2026	12/31/2026	1/11/2027	$0.11
11/4/2026	2/2/2027	2/2/2027	2/9/2027	$0.11
11/4/2026	3/2/2027	3/2/2027	3/9/2027	$0.11
		Total for First Quarter 2027:		$0.33
In addition to the regular monthly dividends for the first quarter of 2027, the Board of Directors declared a supplemental cash dividend of $0.03 per share payable in March 2027. This supplemental cash dividend, which will be payable as set forth in the table below, will be paid out of the Fund’s undistributed taxable income (taxable income in excess of dividends paid) as of
September 30, 2026.
Supplemental Cash Dividend Payable in March 2027

Declared	Ex-Dividend Date	Record Date	Payment Date	Amount Per Share
11/4/2026	3/16/2027	3/16/2027	3/23/2027	$0.03
The final determination of the tax attributes for dividends each year are made after the close of the tax year. The final tax attributes for 2026 and 2027 dividends are currently expected to include a combination of ordinary taxable income and qualified dividends and may include capital gains and return of capital.
The Fund maintains a dividend reinvestment plan (the “DRIP”) which provides for the reinvestment of dividends on behalf of its registered stockholders who hold their shares with the
Fund’s transfer agent and registrar or certain brokerage firms that have elected to participate in the DRIP. Under the DRIP, if the Fund declares a dividend, registered stockholders who have not
“opted out” of the DRIP at least ten days prior to the next dividend payment date will have their dividend automatically reinvested into additional shares of the Fund’s common stock.
ABOUT MSC INCOME FUND, INC.
The Fund (www.mscincomefund.com) is a principal investment firm that primarily provides debt capital to private companies owned by or in the process of being acquired by a private equity fund. The Fund’s portfolio investments are typically made to support leveraged buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. The Fund seeks to partner with private equity fund sponsors and primarily invests in secured debt investments within its private loan investment strategy. The
Fund also maintains a portfolio of customized long-term debt and equity investments in lower middle market companies, and through those investments, the Fund has partnered with entrepreneurs, business owners and management teams in co-investments with Main Street
Capital Corporation (NYSE: MAIN) (“Main Street”) utilizing the customized “one-stop” debt and equity financing solutions provided in Main Street’s lower middle market investment strategy. The Fund’s private loan portfolio companies generally have annual revenues between
$25 million and $500 million. The Fund’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million.
ABOUT MAIN STREET CAPITAL PARTNERS
MSC Adviser I, LLC dba Main Street Capital Partners (“MSCP”) is a wholly-owned subsidiary of Main Street that is registered as an investment adviser under the Investment Advisers Act of
1940, as amended. MSCP serves as the investment adviser and administrator of the Fund in addition to several other advisory clients.
FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements, including but not limited to the continued payment of future dividends and the potential tax attributes for 2026 and 2027 dividends, which are based upon the Fund management’s current expectations and are inherently uncertain.  Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Fund’s control, and that the Fund may or may not have considered;
accordingly, such statements cannot be guarantees or assurances of any aspect of future performance.  Actual performance, events and results could vary materially from these estimates and projections of the future as a result of a number of factors, including those described from time to time in the Fund’s filings with the U.S. Securities and Exchange Commission.  Such statements speak only as of the time when made and are based on information available to the
Fund as of the date hereof and are qualified in their entirety by this cautionary statement.  The
Fund assumes no obligation to revise or update any such statement now or in the future.
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